Vycor Medical Reports Financial Results for the year ended December 31st, 2015

BOCA RATON, FL (March 30, 2016) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the year ended December 31, 2015.

Operational Highlights

NovaVision
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NovaVision launched its Internet-delivered therapy suite in June 2015. Novavision’s VRT had hitherto been, in effect, a prototype with a delivery and service model too costly to be broadly affordable and scalable. NovaVision’s development strategy has been to reduce the cost of therapy delivery and make it more efficient and therefore scalable, migrating therapy delivery from provided-hardware to Internet-delivered onto patients' computers; and to broaden patient benefits by adding its NeuroEyeCoach compensation therapy to complement the VRT restoration therapy in a suite. With this development, NovaVision has been able to reduce the price to patients by 65%, making the therapy truly affordable and scalable. Given the price reduction, the company anticipated an initial decrease in revenues as volumes ramp up due to the new affordable and scalable therapy suite. New U.S. patient starts increased by 139% in the second half of 2015 versus the first half, and by 57% versus the second half of 2014.
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NovaVision has identified a four-part route-to-market strategy aimed at patients and professionals, comprising: direct-to-patient; rehabilitation centers and clinics; stroke associations and support groups; and physicians. Given the company’s limited resources, and the fact that historically over 50% of patients came through the Internet, in August, NovaVision launched a new website, www.novavision.com, as the core of a lead-driven inbound and outbound marketing strategy directed at prospective patients and relatives.
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The European versions of the therapy suite, in English and German, were launched in early December at the 3rd European Congress of NeuroRehabilitation (ECNR) in Vienna, Austria. The new English/German website www.novavision.de was launched in January 2016 and the UK website www.sightscience.com was launched in March 2016.

ViewSite Brain Access System (VBAS)
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2015 was an important year for significant independent clinical studies. A total of 7 papers were published or presented during 2015, of which 5 were published in peer reviewed journals, making a total of 14 independent clinical papers on VBAS. The 2015 papers expanded the body of clinical evidence supporting the surgical attributes and benefits of VBAS in a number of important ways:
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Expanded the range of types of procedure, such as its usefulness for the military.
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Continued confirmation of broad compatibility with neurosurgical 3rd party technologies, such as the Karl Storz exoscope visualization device.
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The provision of concrete clinical evidence as to how the use of VBAS can reduce not only surgery time but also reduce post-surgery recovery time; both key factors for the reduction of overall hospital cost.
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Expanded the international clinical acceptance of VBAS with studies being published or presented in China, Japan, Mexico and Taiwan.
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Vycor acquired a portfolio of two US pending patents, and had an existing patent allowed, directed to novel neuro-navigation systems for neurosurgical access systems. This important patent purchase and allowance strengthens Vycor’s position in respect of its strategy to develop and commercialize VBAS devices designed to be fully integrated with selected Image Guided Systems (IGS). Vycor continues to build on its patent portfolio, and has filed an additional four new patents for VBAS-related technologies during 2015.
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In March 2016 Vycor launched its VBASMini, two new smaller models of its TC range. The VBASMini was developed in close collaboration with a leading neurosurgeon who had identified a need to develop a much smaller VBAS than those currently available to allow for less invasive surgery yet still enable the use of instruments. The VBASMini is largest clear device available that can fit through a burr hole yet still provide a large enough working channel to be useful in neurosurgery, and was designed to overcome the limitations of carrying out work through the likes of an endoscopic sheath. The smaller size also enables minimally invasive approaches to areas where existing retractors are too potentially invasive, such as the ventricles.
Management Commentary

“We have been encouraged by the progress of NovaVision’s Internet-delivered therapies in the U.S. and the early positive reception in Europe,” said Peter Zachariou, CEO of Vycor Medical. “With the company’s limited resources we are focused initially on direct-to-patient website and social media marketing, before implementing the other marketing strategies. It takes an average of 10 weeks from contact to signing up a patient so the benefits of the new model take time to build.

“Vycor’s flat sales were a reflection of weak US sales in July and August which recovered in September and this recovery has continued into 2016. We have now launched our new VBASMini and have added 17 new sales reps in the US since Q3 2015 so are optimistic for the division.

“We have continued to reduce our operating loss before depreciation and amortization (or “Cash Burn”), which on a non-GAAP basis for the fourth quarter was $256,000 as compared to $459,000 for the fourth quarter of 2014, a reduction of 44%, and are focused on increasing revenues while maintaining our low costs, with the objective of continuing to decrease our Cash Burn”.

2015 Financial Results
Revenue totaled $1.1 million in the twelve months of 2015, as compared to $1.2 million for the prior year. Vycor Medical’s revenue in the twelve months of 2015 decreased by $8,000 to $885,000. This reflected weak sales in particular in the U.S. in July and August, which recovered in September and this recovery continued through December. Gross margin of 88% was achieved for Vycor in 2015 versus 87% in 2014.

NovaVision revenues in the twelve months of 2015 decreased by $104,000. Foreign exchange differences in Europe accounted for $26,000 of the revenue decrease, with the remainder mainly accounted for by the delayed launch of the new Internet-delivered therapy suite. New patient starts in the US for the second six months following the launch increased by 139% over the first six months of 2015 and by 57% over the second six months of 2014. Gross margin for NovaVision was 78% compared to 88% for 2014, which reflected a one-time write-off totalling $21,000 of inventory and components related to the replaced NovaVision legacy hardware delivery model.

Non-GAAP operating expenses in the twelve months of 2015 totaled $2.5 million as compared to $2.6 million in the prior year.

Non-GAAP net operating loss in the twelve months of 2015 was $1.5 million, unchanged from $1.5 million in the prior year.

Non-GAAP net loss in the twelve months of 2015 was $1.5 million, as compared to $1.7 million in the prior year.

Non-GAAP operating loss before depreciation and amortization (or “Cash Burn”) in the twelve months of 2015 was $1.3 million, as compared to $1.4 million in the prior year. This reflected some exceptional costs in the earlier part of the year. For the fourth quarter of 2015 the “Cash Burn” was $256,000 as compared to $459,000 for the fourth quarter of the prior year, a reduction of 44%.

VYCOR MEDICAL, INC.

	Segment Information
	(unaudited)

	Twelve months ended
	December 31,
	2015	2014
Revenue
Vycor Medical	$885,481	$893,028
NovaVision	$253,153	$357,264
	$1,138,634	$1,250,292

Gross Profit
Vycor Medical	$777,953	$780,424
NovaVision	$196,563	$313,568
	$974,516	$1,093,992

Reconciliation of Non-GAAP Information and Pro Forma Balance Sheet

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based compensation, one-time Offering costs and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.
For the twelve months the Company reported Operating Expenses of $2,965,529 a net operating loss of $1,991,014 and a net loss of $2,083,643.

Vycor’s GAAP operating costs for the twelve months ended December 31, 2015 include non-cash amortization of acquired intangible assets ($234,466) and non-cash stock compensation charges ($274,502). Vycor’s other expenses included a change in derivative liability ($19,792) and a loss on foreign currency exchange ($63,711).

The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Operating Expenses for the twelve months ended December 31, 2015 were $2,456,562, non-GAAP net operating loss was $1,482,046, and non-GAAP net loss was $1,529,756.

About Vycor Medical, Inc.
Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement
Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss
(unaudited)

	For the year ended December 31,
	2015	2014

Revenue	$1,138,634	$1,250,292
Cost of Goods Sold	164,118	156,300
Gross Profit	974,516	1,093,992

Operating expenses:
Research and development	71,512	69,114
Depreciation and Amortization	360,334	368,605
General and administrative	2,533,684	3,388,421
Total Operating expenses	2,965,530	3,826,140
Operating loss	(1,991,014)	(2,732,148)

Other income (expense)
Interest expense: Related Party	-	(80,093)
Interest expense: Other	(47,710)	(50,627)
Gain (loss) on foreign currency exchange	(63,711)	(105,685)
Loss on extinguishment of debt	-	(682,039)
Loss on extension of warrants	-	(146,488)
Change in fair value derivative liability	19,792	(252,633)
Total Other Income (expense)	(91,629)	(1,317,565)

Loss Before Credit for Income Taxes	(2,082,643)	(4,049,713)
Credit for income taxes	-	-
Net Loss	(2,082,643)	(4,049,713)
Preferred stock dividends	(167,777)	-
Net Loss available to common shareholders	(2,250,420)	(4,049,713)
Comprehensive Loss
Foreign Currency Translation Adjustment	(64,959)	(112,318)
Comprehensive Loss	(2,315,379)	(4,162,031)

Net Loss Per Share
Basic and diluted	$(0.21)	$(0.39)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,839,335	10,270,657

	Twelve months ended December 31,
	2015	2014

GAAP Operating Expenses	$2,965,529	$3,826,140

Non-cash amortization of acquired intangible assets	(234,466)	(234,467)
Non-cash stock-based compensation	(274,502)	(376,662)
Offering Costs	-	(581,702)

Total Non-GAAP Operating Expense Adjustments	(508,968)	(1,192,831)

Non-GAAP Operating Expenses	$2,456,561	$2,633,309

GAAP Operating Loss	$(1,991,014)	$(2,732,148)

Non-GAAP Operating Expense Adjustments, as above	508,968	1,192,831

Non-GAAP Operating Loss	$(1,482,046)	$(1,539,317)

GAAP Net Loss	$(2,082,643)	$(4,049,712)

Non-GAAP Operating Expense Adjustments, as above	508,968	1,192,831
Change in value of derivative liability	(19,792)	252,633
Gain (loss) on foreign currency exchange	63,711	105,685
Loss on extinguishment of debt	-	682,039
Loss on extension of warrants	-	146,488

Non-GAAP Net Loss	$(1,529,756)	$(1,670,036)

Non-GAAP Loss Per Share
Basic and diluted	$(0.14)	$(0.16)

Weighted Average Number of Shares Outstanding	10,839,335	10,270,657

Non-GAAP Operating Loss Before Depreciation And Amortization	$(1,356,180)	$(1,405,178)

Vycor Medical, Inc Contacts:

6401 Congress Avenue
Suite 140
Boca Raton, FL. 33487
(561) 558-2020

info@vycormedical.com